Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PEOPLE’S UNITED FINANCIAL, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF APRIL, A.D. 2017, AT 3:49 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
4245096 8100 SR# 20172749224	Authentication: 202426616 Date: 04-24-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

People’s United Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: At a meeting of the Board of Directors of People’s United Financial, Inc. held on February 16, 2017, the Board approved a proposed amendment of the Third Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be submitted to a vote of stockholders at the corporation’s 2017 annual meeting of stockholders. The proposed amendment replaces Section 5.06 of the corporation’s Third Amended and Restated Certificate of Incorporation in its entirety with the following:

SECTION 5.06. NOMINATIONS TO BOARD OF DIRECTORS. Except as otherwise provided in the Bylaws of the Corporation, as may be amended from time to time, nominations of candidates for election as directors shall be made in accordance with the provisions of this Section 5.06. Nominations of candidates for election as directors may be made only by the Board of Directors or by a record owner of Common Stock. Any such holder of Common Stock, however, may nominate one or more persons for election as director at a meeting only if written notice of such holder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than: (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the earlier of: (i) the date on which notice of such meeting is first given to shareholders; or (ii) the date on which a public announcement of such meeting is first made. Each such notice shall include: (1) the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (2) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (4) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECOND: At the corporation’s annual meeting of stockholders held on April 20, 2017, the necessary number of shares were voted in favor of the amendment.

State of Delaware Secretary of State Division of Corporations Delivered 03:49 PM 04/24/2017 FILED 03:49 PM 04/24/2017 SR 20172749224 - File Number 4245096

THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of April, 2017.

By:
Authorized Officer
Title:	Assistant Secretary
Name:	Marci C. Pereira